Exhibit 10.2

EXECUTION COPY

THIRD AMENDMENT TO CREDIT AGREEMENT

THIRD AMENDMENT, dated as of June 21, 2004 (this “Amendment”), to the 5-Year Credit Agreement, dated as of June 25, 2001 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among DOW JONES & COMPANY, INC. (the “Company”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), LLOYDS TSB BANK PLC and WESTDEUTSCHE LANDESBANK GIROZENTRALE, as co-documentation agents (in such capacity, the “Documentation Agent”), THE BANK OF NEW YORK and FLEET NATIONAL BANK, as co- syndication agents (in such capacity, the “Syndication Agent”) and JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank), as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the parties hereto desire to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein which are defined in the Credit Agreement are used herein as therein defined.

2. Amendment to Subsection 1.1 of the Credit Agreement. Subsection 1.1 of the Credit Agreement is hereby amended by (a) replacing the terms “Aggregate Loan Commitments”, “Combined Loan Commitments” “Consolidated Cash Flow”, “Loan Commitment”, “Participants”, “Prime Rate”, “Register” and “Transferees” appearing therein with the following defined terms:

“Aggregate Loan Commitments”: at any time, the sum of the aggregate amount of the Loan Commitments then in effect and the aggregate amount of the Loan Commitments (as defined in the 2004 5-Year Credit Agreement) then in effect.

“Combined Loan Commitments”: as to any Lender at any time, the sum of such Lender’s Loan Commitment then in effect and such Lender’s Loan Commitment (as defined in the 2004 5-Year Credit Agreement) then in effect.

“Consolidated Cash Flow”: for any period, Consolidated Operating Income for such period plus (a) income representing equity in the earnings of Affiliates received in cash by the Company and its Subsidiaries during such period and (b) the aggregate amounts deducted in determining such Consolidated Operating Income in respect of (i) amortization expenses, (ii) depreciation expenses and (iii) the non-cash portion of any extraordinary, non-recurring or unusual losses or of any restructuring charges or charges for September 11, 2001-related items and minus the aggregate amounts included in determining such Consolidated Operating Income in respect of the non-cash portion of any extraordinary, non-recurring or unusual gains or of any restructuring gains or gains from September 11, 2001-related items.

“Loan Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans in an aggregate principal amount not to exceed the amount set forth under the heading “Loan Commitment” opposite such Lender’s name on Schedule 1.1 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Loan Commitments is $139,750,000.

“Participants”: as defined in subsection 9.6(c)(i).

“Prime Rate”: the rate of interest publicly announced by JPMorgan Chase Bank in New York, New York from time to time as its prime rate. The Prime Rate is not intended to be the lowest rate of interest charged by JPMorgan Chase Bank in connection with extensions of credit to debtors.

“Register”: as defined in subsection 9.6(b)(v).

“Transferees”: as defined in subsection 9.6(d).

(b) adding the following definition in the appropriate alphabetical order:

“Approved Fund”: as defined in subsection 9.6(b)(ii).

“Assignee”: as defined in subsection 9.6(b)(i).

“Augmenting Lender”: as defined in subsection 2.16.

“Consolidated Operating Income”: for any period, the excess, if any, of (a) the consolidated total revenues of the Company and its Subsidiaries for such period over (b) the consolidated total operating expenses of the Company and its Subsidiaries for such period, determined in accordance with GAAP and in a manner consistent with the audited consolidated statements of income of the Company and its Subsidiaries for the year ended December 31, 2003.

“2004 5-Year Credit Agreement”: the 5-Year Credit Agreement, dated as of the date hereof, among the Company, the several banks and other financial institutions or entities from time to time parties thereto, Lloyds TSB Bank plc and Mellon Bank, N.A., as co-documentation agents, Bank of America, N.A. and Bank of Tokyo-Mitsubishi Trust Company, as co-syndication agents, and JPMorgan Chase Bank, as administrative agent, as amended, supplemented or otherwise modified or replaced from time to time.

and (c) deleting the definitions of the terms “Consolidated Net Income”, “4-Year Credit Agreement”, “Other Agreements”, “Purchasing Lenders”, “Ratings” and “364-Day Credit Agreement” appearing therein in their entirety.

3. Amendment to Subsection 2.1(d) of the Credit Agreement. Subsection 2.1(d) of the Credit Agreement is hereby amended by (i) replacing the phrase “1 Business Day prior to” appearing in clause (b) of the first sentence thereof, with the word “on” and (ii) replacing the defined term “Alternate Base Rate” appearing in clause (b) thereof, with the defined term “Alternate Base Rate Loans”.

4. Amendment to Subsection 2.2(d) of the Credit Agreement. Subsection 2.2(d) of the Credit Agreement is hereby amended by deleting, in its entirety, the last sentence thereof and substituting in lieu thereof the following:

“The Company may not prepay any Competitive Loan without the consent of the holder thereof.”

5. Amendment to Subsection 2.4 of the Credit Agreement. Subsection 2.4 of the Credit Agreement is hereby amended by deleting, in its entirety, subsection (b) thereof and substituting in lieu thereof the following:

“(b) The Company agrees to pay, in immediately available funds, to the Administrative Agent for the account of each Lender a fee (the “Utilization Fee”) based upon the average daily amount of the outstanding Loans of such Lender at a rate per annum equal to 0.05%, when and for as long as the aggregate outstanding principal amount of the sum of (a) the Loans hereunder plus (b) the aggregate principal amount of the Loans (as defined therein) under the 2004 5-Year Credit Agreement exceeds 50% of the Aggregate Loan Commitments. The Utilization Fee shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on the first of such dates to occur after the date hereof, and on the Maturity Date (or such earlier date on which the Loan Commitments shall terminate and the Loans and all interest, fees and other amounts in respect thereof shall have been paid in full).”

6. Amendment to Subsection 2.7(b) of the Credit Agreement. Subsection 2.7(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

“The Company may not prepay any Competitive Loan without the consent of the holder thereof.”

7. Amendment to Subsection 2.8(c) of the Credit Agreement. Subsection 2.8(c) of the Credit Agreement is hereby amended by replacing the defined term “Loan” appearing in clause (i) thereof, with the defined term “Revolving Credit Loan”.

8. Amendment to Subsection 2.10(a) of the Credit Agreement. Subsection 2.10(a) of the Credit Agreement is hereby amended by (i) replacing the defined term “Loans” appearing in the first sentence thereof, with the defined term ”Revolving Credit Loans” and (ii) inserting a comma after the phrase “If such notice is given” in the second sentence thereof.

9. Amendment to Subsection 2.12(i) of the Credit Agreement. Subsection 2.12(i) of the Credit Agreement is hereby amended in its entirety to read as follows:

“The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.”

10. Amendment to Subsection 2.14(c) of the Credit Agreement. Subsection 2.14(c) of the Credit Agreement is hereby amended by deleting, in its entirety, the last sentence thereof and substituting in lieu thereof the following:

“The agreements in this subsection 2.14 shall survive repayment of the Loans and all other amounts payable hereunder.”

11. Amendment to Subsection 2.15 of the Credit Agreement. Subsection 2.15 of the Credit Agreement is hereby amended by deleting, in its entirety, the last sentence thereof and substituting in lieu thereof the following:

“The agreements in this subsection 2.15 shall survive repayment of the Loans and all other amounts payable hereunder.”

12. Amendment to Subsection 2.16 of the Credit Agreement. Subsection 2.16 of the Credit Agreement is hereby amended by replacing the defined term “Other Agreements” appearing in the sixth sentence thereof, with the defined term “2004 5-Year Credit Agreement”.

13. Amendment to Subsection 3.14 of the Credit Agreement. Subsection 3.14 of the Credit Agreement is hereby amended in its entirety to read as follows:

“All of the Subsidiaries of the Company that would be required to be disclosed pursuant to Item 601(b)(21) of Regulation S-K at the date hereof are set forth on Schedule 3.14.

14. Amendment to Subsection 4.1(a) of the Credit Agreement. Subsection 4.1(a) of the Credit Agreement is hereby amended by adding the phrase “General Counsel and” after the phrase “Executive Vice President,” in the first sentence thereof.

15. Amendment to Subsection 6.3 of the Credit Agreement. Subsection 6.3 of the Credit Agreement is hereby amended by replacing the number “2.50” in the first sentence thereof, with the number “3.50” such that such subsection reads in its entirety as follows:

“Permit the ratio of Consolidated Total Indebtedness to Annualized Consolidated Cash Flow as at the last day of any fiscal quarter of the Company to exceed 3.50 to 1.00.”

16. Amendment to Subsection 8.1 of the Credit Agreement. Subsection 8.1 of the Credit Agreement is hereby amended by replacing the defined term “Purchasing Lenders” appearing in the first sentence thereof, with the defined term “Assignees”.

17. Amendment to Subsection 9.1 of the Credit Agreement. Subsection 9.1 of the Credit Agreement is hereby amended by replacing the word “default” appearing in the last sentence thereof, with the defined term “Default”.

18. Amendment to Subsection 9.6 of the Credit Agreement. Subsection 9.6 of the Credit Agreement is hereby amended in its entirety to read as follows:

“9.6 Successors and Assigns; Participations and Assignments

. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section and in accordance with applicable law (and any attempted assignment or transfer not in accordance therewith shall be null and void).

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) (other than its rights with respect to Competitive Loans, assignment of which shall be governed by paragraph (iv) below) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Company, provided that no consent of the Company shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, to any other Person; and

(B) the Administrative Agent.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Loan Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent, provided that (1) no such consent of the Company shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $4,000; and

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

For the purposes of this Section 9.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14, 2.15 and 9.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with, and subject to the requirements of, paragraph (c) of this Section.

(iv) Any Lender may, in accordance with applicable law, at any time assign to one or more banks or other entities (“Competitive Loan Assignees”) any Competitive Loan owing to such Lender and any Note held by such Lender evidencing such Competitive Loan, pursuant to a Competitive Loan Assignment executed by the assignor Lender and the Competitive Loan Assignee (together with a processing and recordation fee of $2,000). Upon such execution, from and after the date of such Competitive Loan Assignment, the Competitive Loan Assignee shall, to the extent of the assignment provided for in such Competitive Loan Assignment, be deemed to have the same rights and benefits of payment and enforcement with respect to such Competitive Loan and any such Note and the same rights of setoff and obligation to share pursuant to subsection 9.7 as it would have had if it were a Lender hereunder; provided that unless such Competitive Loan Assignment shall otherwise specify and a copy of such Competitive Loan Assignment shall have been delivered to the Administrative Agent for its acceptance and recording in the Register in accordance with paragraph (b)(v) below, the assignor thereunder shall act as collection agent for the Competitive Loan Assignee thereunder, and the Administrative Agent shall pay all amounts received from the Company which are allocable to the assigned Competitive Loan and Note, if any, directly to such assignor without any further liability to such Competitive Loan Assignee. A Competitive Loan Assignee under a Competitive Loan Assignment shall not, by virtue of such Competitive Loan Assignment, become a party to this Agreement or have any rights to consent to or refrain from consenting to any amendment, waiver or other modification of any provision of this Agreement or any related document; provided, no Competitive Loan Assignee shall be entitled to receive any greater amount than the Lender would have been entitled to receive in respect of the amount of the Competitive Loan Assignment by such Lender to such Competitive Loan Assignee had no such assignment occurred; provided, further, that (x) the assignor under such Competitive Loan Assignment and such Competitive Loan Assignee may, in their discretion, agree between themselves upon the manner in which such assignor will exercise its rights under this Agreement and any related document, and (y) if a copy of such Competitive Loan Assignment shall have been delivered to the Administrative Agent for its acceptance and recording in the Register in accordance with paragraph (b)(v) below, neither the principal amount of, the interest rate on, nor the maturity date of any Competitive Loan and Note, if any, assigned to the Competitive Loan Assignee thereunder will be modified without the written consent of such Competitive Loan Assignee. If a Competitive Loan Assignee has caused a Competitive Loan Assignment to be recorded in the Register in accordance with paragraph (b)(v) below, such Competitive Loan Assignee may thereafter, in the ordinary course of its business and in accordance with applicable law, assign such Competitive Loan and Note, if any, to any Lender, to any affiliate or subsidiary of such Competitive Loan Assignee or to any other financial institution that has total assets in excess of $1,000,000,000 and that in the ordinary course of its business extends credit of the same type as such Competitive Loan, and the foregoing provisions of this paragraph (iv) shall apply, mutatis mutandis, to any such assignment by a Competitive Loan Assignee. Except in accordance with the preceding sentence, Competitive Loans and any related Notes may not be further assigned by a Competitive Loan Assignee, subject to any legal or regulatory requirement that the Competitive Loan Assignee’s assets must remain under its control.

(v) The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each Competitive Loan Assignment and each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of (i) the names and addresses of the Lenders, and the Loan Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time, and (ii) with respect to each Competitive Loan Assignment delivered to the Administrative Agent, the name and address of the Competitive Loan Assignee and the principal amount of each Competitive Loan owing to such Competitive Loan Assignee. The entries in the Register shall be conclusive, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(vi) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Company or the Administrative Agent and in accordance with applicable law, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Loan Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to Section 9.1(a)(ii) and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.7(b) as though it were a Lender, provided such Participant shall be subject to Section 9.7(a) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.12, 2.13 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.12 unless such Participant complies with Section 2.12(d).

(d) The Company authorizes each Lender to disclose to any Participant, Competitive Loan Assignee or Assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Company and its affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Company in connection with such Lender’s credit evaluation of the Company and its affiliates prior to becoming a party to this Agreement.

(e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(f) The Company, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (e) above.”

19. Conditions to Effectiveness. This Amendment shall become effective as of the date set forth above upon satisfaction of the following conditions precedent:

(a) The Administrative Agent shall have received counterparts of this Amendment executed by the Company and the Required Lenders; and

(b) The Administrative Agent shall have received counterparts of the 2004 5-Year Credit Agreement executed and delivered by the Company and all other parties thereto.

20. Limited Effect. Except as expressly amended hereby, all of the provisions, covenants, terms and conditions of the Credit Agreement are and shall continue to be in full force and effect.

21. Representations and Warranties. The representations and warranties made by the Company contained in the Credit Agreement are true and correct on and as of the date hereof after giving effect to this Amendment.

22. Counterparts. This Amendment may be executed in counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

23. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

DOW JONES & COMPANY, INC.

By:	/S/ CHRISTOPHER W. VIETH
Name:	Christopher W. Vieth
Title:	Vice President, Chief Financial Officer and Treasurer

JPMORGAN CHASE BANK,
As Administrative Agent and as a Lender

By:	/S/ PETER B. THAUER
Name:	Peter B. Thauer
Title:	Vice President

BANCA NAZIONALE DEL LAVORO S.P.A.,
NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

BANK OF TOKYO-MITSUBISHI TRUST COMPANY

By:	/S/ CYNTHIA RIETSCHA
Name:	Cynthia Rietscha
Title:	Vice President

FLEET NATIONAL BANK

By:	/S/ THOMAS J. KANE
Name:	Thomas J. Kane
Title:	Principal

HSBC BANK USA

By:	/S/ SANDEEP PAHWA
Name:	Sandeep Pahwa
Title:	Managing Director, Sector Head Media North America

LLOYDS TSB BANK PLC

By:	/S/ RICHARD M. HEATH
Name:	Richard M. Heath
Title:	Vice President, Corporate Banking, USA H009

By:	/S/ PAUL D. BRIAMONTE
Name:	Paul D. Briamonte
Title:	Director-Project Finance (USA) B374

MELLON BANK, N.A.

By:	/S/ J. WADE BELL
Name:	J. Wade Bell
Title:	Vice President

MERRILL LYNCH BANK USA

By:	/S/ LOUIS ALDER
Name:	Louis Alder
Title:	Director

NATIONAL AUSTRALIA BANK LIMITED, A.C.N. 004044937

By:
Name:
Title:

THE BANK OF NEW YORK

By:	/S/ KRISTEN TALABER
Name:	Kristen Talabar
Title:	Vice President

THE NORTHERN TRUST COMPANY

By:	/S/ ERIC DYBING
Name:	Eric Dybing
Title:	Second Vice President
The Northern Trust Company

WESTDEUTSCHE LANDESBANK GIROZENTRALE

By:
Name:
Title: